Exhibit 10.5

FORM OF

DISTRIBUTION AGREEMENT

This Distribution Agreement (the “Agreement’) is effective the __ day of ______, 2020 by and among DYNAMIC SHARES TRUST, a Delaware statutory trust (the “Trust”), on behalf of itself and the fund(s) listed on Schedule A, as may be amended from time to time (each a “Fund” and collectively the “Funds”), DYNAMIC SHARES LLC, a Delaware limited liability company (the “Sponsor”), and CAPITAL INVESTMENT GROUP, INC., a North Carolina corporation (the “Distributor”).

WHEREAS, the Trust is a “commodity pool” organized as a statutory trust and comprised of one or more separate series, each series representing a portfolio, having filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, each Fund has registered with the SEC under the 1933 Act to issue common units of fractional undivided beneficial interest (the “Shares”) on a continuous basis only in aggregations of Shares constituting a “Creation Unit” as such term is defined in the registration statement;

WHEREAS, the Shares of each Fund will be listed on one or more national securities exchanges (together the “Listing Exchanges”);

WHEREAS, the Trust and each Fund desires to retain the Distributor to act as the distributor with respect to the issuance and distribution of Creation Units of each Fund, hold itself available to receive and process orders for such Creation Units in the manner set forth in the Trust’s prospectus.

WHEREAS, the Distributor is a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will continue as such during the entire term of the Agreement; and

WHEREAS, the Distributor desires to provide the services described herein to the Trust and each Fund.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, intending to be legally bound, the Trust, on behalf of itself and the Funds, and the Distributor hereby agree as follows:

1.	Sale of Creation Units; Services

(a) The Trust grants to the Distributor the exclusive right to sell Creation Units of each Fund listed in Schedule A hereto, as such Schedule may be amended by the Trust from time to time on written notice to the Distributor, on the terms and during the term of this Agreement and subject to the registration requirements of the 1933 Act and the rules and regulations of the SEC, and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder. Without limiting the foregoing, the Distributor shall perform the distribution services and shall perform or supervise the performance by others of the marketing services set forth in Schedule B. The Trust acknowledges and agrees that Distributor is and may in the future distribute shares of other investment companies including investment companies having investment objectives similar to those of the Funds. The Trust further understands that existing and future investors in a Fund may invest in shares of such other investment companies. The Trust agrees that the services that Distributor provides to such other investment companies shall not be deemed in conflict with its duties to the Fund under this Agreement. In its capacity as Distributor of the Creation Units, all activities of Distributor and its partners, agents, and employees shall, at its own expense, comply with all applicable laws, rules and regulations, including without limitation, all rules and regulations promulgated by the SEC thereunder and all rules and regulations adopted by any national securities association registered under the 1934 Act of which Distributor is a member.

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(b) Duties of the Distributor

(i) The Distributor agrees to act as agent of the Trust in connection with the receipt and processing of all orders for purchases and redemptions of Creation Units of each Fund from DTC Participants or participants in the Continuous Net Settlement System of the National Securities Clearing Corporation that have executed a Participant Agreement (the “Authorized Participants”), with the Distributor and transfer agent (as applicable) and to transmit such orders to the Trust, including as appropriate, through the custodian and transfer agent in accordance with the registration statement and prospectus; provided, however, that nothing herein shall affect or limit the right and ability of the custodian to accept deposit securities and related cash components through or outside the clearing process, and as provided in and in accordance with the registration statement and prospectus. The Trust acknowledges that the Distributor shall not be obligated to accept any certain number of orders for Creation Units; provided, however, that the Distributor shall accept all orders submitted in proper form unless the Trust or its agent has notified the Distributor that it is refusing an order based on its authority to do so as described in the registration statement, as amended and supplemented from time to time.

(ii) The Distributor agrees that (i) at the request of the Trust, the Distributor shall enter into certain agreements (“Participant Agreements”) between and among Authorized Participants, the Distributor and the transfer agent (as applicable), for the purchase of Creation Units of a Fund, (ii) as Distributor, it shall generate, transmit and maintain copies of confirmations of Creation Unit purchase and redemption order acceptances to the purchaser or redeemer (such confirmations will indicate the time such orders were accepted and will be made available to the Trust promptly upon request), and (iii) it shall maintain telephonic, facsimile and/or access to direct computer communications links with the transfer agent and custodian.

(iii) The Distributor further agrees that it shall deliver copies of the Fund’s prospectus to purchasers of Creation Units and, upon request, shall deliver copies of the Fund’s statement of additional information (“SAI”), periodic reports and prospectus. In addition, the Distributor shall arrange to provide the Listing Exchanges with copies of Fund prospectuses and SAIs to be provided to purchasers in the secondary market. The Distributor will generally make it known in the brokerage community that Funds’ prospectuses and SAIs are available, including by (i) advising the Listing Exchanges on behalf of its member firms of the same, (ii) making such disclosure in all marketing and advertising materials prepared and/or filed by the Distributor with FINRA, and (iii) as may otherwise be required by the SEC. The Distributor shall consult with the Trust or its agent with respect to the production and printing of prospectuses to be used in connection with creations by Authorized Participants of Creation Units. The Distributor shall not bear any costs associated with printing prospectuses, SAIs and other such materials.

(iv) The Distributor shall review and approve all sales and marketing materials for compliance with applicable laws and conditions of any applicable exemptive order, and file such materials with FINRA as necessary or appropriate. All such sales and marketing materials must be approved, in writing, by the Distributor prior to use, such approval not to be unreasonably withheld.

(v) If the Trust, on behalf of any Fund, adopts a distribution and/or shareholder servicing plan(s) (the “Plan”), the Distributor shall enter into selling and/or investor servicing agreements or similar (“Sales and Investor Services Agreements”), consistent with applicable law and the registration statement and prospectus, with various broker-dealers, to sell Shares and provide services to shareholders. The Distributor agrees that it (i) shall assist in the administration of any Plan(s); (ii) shall, at its own expense, set up and maintain a system of recording payments of fees and reimbursement of expenses disseminated pursuant to this Agreement and other agreements related to any such Plan(s) and report such payment activity to the Trust at least quarterly; (iii) shall receive from the Trust all distribution and shareholder servicing fees, as applicable, at the rate and to the extent payable under the terms and conditions set forth in any Plan(s) adopted by the Trust, applicable to the appropriate class of shares of each Fund or class of Shares thereof, as such Plan(s) may be amended from time to time, and subject to any further limitations on such fees as the Trust may impose; and (iv) shall pay, from the fees received from the Trust pursuant to any such Plan(s), all fees and make reimbursement of all expenses, pursuant to and in accordance with such Plan(s) and any and all Sales and Investor Services Agreements. In no event shall Distributor pay any fees pursuant to any such Plan(s) until it has received payment of such fees from the Trust or the adviser.

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(vi) The Distributor shall provide an order processing system pursuant to which the Authorized Participants may contact the Distributor (or its affiliates) and place requests to create and redeem Creation Units, including without limitation: (i) generating and transmitting confirmations of purchase and redemption order acceptances to purchasers and redeemers of Creation Units; (ii) providing acknowledgement to Authorized Participants that orders have been accepted; (iii) rejecting any orders that were not submitted in proper form or on a timely basis; (iv) obtaining representations that Authorized Participants will not place trades that would raise their total holdings to 80% or more of any fund; (v) maintaining, along with the Trust and its Transfer Agent information necessary to determine beneficial share ownership for purposes of the 80% determination or, in lieu of this, accept a certification from a Listing Exchange member firm or a member of such other exchange that the cost basis of the securities so deposited is essentially identical to their market value at the time of deposit; and (vi) maintaining a dedicated line for Authorized Participants to place share creation and redemption orders.

(vii) The Distributor has as of the date hereof, and shall at all times have and maintain, net capital of not less than that required by Rule 15c3-1 under the 1934 Act, or any successor provision thereto. In the event that the net capital of the Distributor shall fall below that required by Rule 15c3-1, or any successor provision thereto, the Distributor shall promptly provide notice to the Trust and the adviser of such event.

(viii) The Distributor agrees to maintain and preserve all books and records relating to its services in accordance with applicable law.

(ix) The Distributor agrees to maintain compliance policies and procedures (a “Compliance Program”) that are reasonably designed to prevent violations of the federal securities laws with respect to the Distributor’s services under this Agreement, and to provide any and all information with respect to the Compliance Program, including without limitation, information and certifications with respect to material violations of the Compliance Program and any material deficiencies or changes therein, as may be reasonably requested by the Trust’s chief compliance officer.

(x) Upon reasonable request by the Trust, the Distributor shall provide the Trust with information relating to the Services provided pursuant to this Agreement as necessary and applicable to enable the Trust to complete required regulatory filings.

2.	Solicitation of Sales

In consideration of these rights granted to the Distributor, the Distributor agrees to use reasonable efforts in connection with the distribution of Creations Units of the Fund; provided, however, that the Distributor shall not be prevented from entering into like arrangements with other issuers. If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Creation Units will be processed by Distributor except such unconditional orders as may have been placed with Distributor before it had knowledge of such suspension. The Trust reserves the right to suspend sales upon due notice to Distributor if in the judgment of the Trust it is in the best interests of the Trust to do so. Suspension shall continue until such time as may be determined by the Trust. No Creation Units shall be offered by the Trust or a Fund under any of the provisions of this Agreement and no orders for the purchase or sale of such Creation Units hereunder shall be accepted by a Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 10 of said act is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way restrict or have any application to or bearing upon a Fund’s obligation to redeem or repurchase any Shares from any shareholder in accordance with the provisions of the Fund’s prospectus or charter documents.

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3.	Authorized Representations

The Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the current registration statements and prospectuses of the Trust filed with the SEC or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor’s use. The Distributor may prepare and distribute sales literature and other material as it may deem appropriate, provided that such literature and materials have been prepared in accordance with applicable rules and regulations and approved by the Fund’s operator.

4.	Registration of Shares

(a) The Trust and each Fund agrees that they will take all action necessary to register Shares under the federal securities laws, and to pay all fees associated with said registration, so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell. The Trust and Funds shall make available to the Distributor such number of copies of the currently effective prospectus and statement of additional information as the Distributor may reasonably request. The Funds shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Creation Units of the Funds.

(b) The Trust agrees to issue Creation Units of each Fund and to request DTC to record on its books the ownership of the Shares constituting such Creation Units, in accordance with the book-entry system procedures described in the prospectus, in such amounts as the Distributor has requested through the transfer agent in writing or other means of data transmission, as promptly as practicable after receipt by the Trust of the requisite deposit securities/futures and cash component (together with any fees) and acceptance of such order, upon the terms described in the registration statement and Participant Agreement. The Trust may reject any order for Creation Units or stop all receipts of such orders at any time upon reasonable notice to the Distributor, in accordance with the provisions of the prospectus and statement of additional information.

5.	Compensation

(a) In consideration of Distributor’s services hereunder, the Sponsor agrees to pay to Distributor the fees and charges set forth on Schedule C attached hereto. Fees will begin to accrue with respect to each Fund on the latter of the date of this Agreement or the date Distributor begins providing services to or on behalf of such Fund. The Distributor may receive compensation from the Fund’s adviser related to its services hereunder or for additional services as may be agreed to between the adviser and Distributor in writing.

(b) The Fund or Sponsor, as set forth in the prospectus, shall bear the cost and expenses of the registration of the Creation Units for sale under the 1933 Act.

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(c) Subject to its receipt of the fees and charges set forth on Schedule C, the Distributor shall pay all expenses incurred in connection with the distribution services provided under this Agreement, including Distributor’s qualification and registration costs, office space, equipment, and personnel as may be necessary or convenient to provide the services.

(d) Notwithstanding anything in this Agreement to the contrary, the Distributor and its affiliates may receive compensation or reimbursement from the Trust and the adviser with respect to any services not included under this Agreement, as may be agreed upon by the parties from time to time.

6.	Indemnification of Distributor

(a) The Trust agrees to indemnify and hold harmless the Distributor and each of its managers and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees and disbursements incurred in connection therewith), arising by reason of any person acquiring any Shares or Creation Units, based upon (i) the ground that the registration statement, prospectus, shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading provided that the Trust does not agree to indemnify the Distributor or hold it harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of the Distributor, (ii) the Trust’s failure to maintain an effective registration statement and prospectus with respect to Shares of the Fund that are the subject of the claim or demand, (iii) the Trust’s failure to properly register Fund Shares under applicable state laws, (iv) instructions given by the Trust, the Trust’s failure to perform its duties hereunder or any inaccuracy of its representations, or (vi) all actions taken by Distributor hereunder resulting from Distributor’s reliance on instructions received from an officer or agent of the Trust.

(b) In no case (i) is the indemnity of the Trust to be deemed to protect the Distributor or any other person against any liability to which the Distributor or such person otherwise would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement (“Disqualifying Conduct”) by such party, or (ii) is the Trust to be liable to the Distributor under the indemnity agreement contained in this Section 6 with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other person shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

(c) The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to the indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

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(d) The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of Shares or Creation Units.

7.	Indemnification of Trust

(a) The Distributor covenants and agrees that it will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees and disbursements incurred in connection therewith) (i) arising out of or based upon any sales literature, advertisements, information, statements or representations made by Distributor and unauthorized by the Trust or (ii) arising out of or based upon any Disqualifying Conduct by Distributor in connection with the offering and sale of any Shares, or (iii) arising out of or based upon any untrue statement of a material fact contained in information furnished by Distributor to the Fund for use in the Trust’s registration statement and used in the registration statement or arising out of or based upon any omission to state a material fact in connection with such information furnished by Distributor to the Trust and required to make such information not misleading.

(b) In no case (i) is the indemnity of the Distributor in favor of the Trust or any other person indemnified to be deemed to protect the Trust or any other person against any liability to which the Trust or such other person would otherwise be subject by reason of Disqualifying Conduct by such party, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or upon any person (or after the Trust or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Trust or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

(c) The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim subject to this indemnity provision, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

(d) The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it or any of its officers in connection with the issuance or sale of Shares or Creation Units.

8.	Consequential Damages

In no event and under no circumstances shall either party to this Agreement be liable to anyone, including, without limitation, the other party, for consequential damages for any act or failure to act under any provision of this Agreement.

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9.	Term and Termination

The term of this Agreement shall become effective on the date of the initial public offering of Shares of the Trust (the “Effective Date”), and shall remain in effect through the second anniversary of its Effective Date (the “Initial Term”). This Agreement shall continue in effect for successive periods of three years after the Initial Term (a “Renewal Term”). This Agreement may be terminated: (i) by either party at the end of the Initial Term or the end of any Renewal Term on 90 days’ prior written notice; (ii) by either party hereto on such date as is specified in written notice given by the terminating party, in the event of a material breach of this Agreement by the other party, provided the terminating party has notified the other party of such material breach at least 45 days prior to the specified date of termination and the breaching party has not remedied such breach by the specified date; or (iii) effective upon the liquidation of the Trust. For the purposes of this paragraph, the term “liquidation” shall mean a transaction in which the assets of the Trust are sold or otherwise disposed of and proceeds therefrom are distributed in cash to the shareholders in complete liquidation of the interests of such shareholders in the entity.

10.	Notices

All notices provided for or permitted under this Agreement shall be deemed effective upon receipt, and shall be in writing and (a) delivered personally, (b) sent by commercial overnight courier with written verification of receipt, or (c) sent by certified or registered U.S. mail, postage prepaid and return receipt requested, to the party to be notified, at the address for such party set forth below:

Dynamic Shares Trust

401 W Superior St, Suite 300

Chicago, IL 60654

Attn: Weixuan Zhang

Dynamic Shares LLC

401 W Superior St, Suite 300

Chicago, IL 60654

Attn: Weixuan Zhang

Capital Investment Group, Inc.

P.O. Box 4365

Rocky Mount, NC 27803

11.	Limitation of Liability

A copy of the Certificate of Trust is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Trust individually but binding only upon the assets and property of the applicable Fund or Trust, as relevant.

This Agreement is executed by or on behalf of the Trust with respect to each of the Funds. It is expressly acknowledged and agreed that the obligations hereunder are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. The Distributor understands that the rights and obligations of each series of shares of the Trust under the amended and restated trust agreement are separate and distinct from those of any and all other series. The use of this single document to memorialize the separate agreement of each Fund is understood to be for clerical convenience only and shall not constitute any basis for joining the Funds for any reason.

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12.	Dispute Resolution

Whenever either party desires to institute legal proceedings against the other concerning this Agreement, it shall provide written notice to that effect to such other party. The party providing such notice shall refrain from instituting said legal proceedings for a period of 60 days following the date of provision of such notice. During such period, the parties shall attempt in good faith to amicably resolve their dispute by negotiation among their executive officers.

13.	Entire Agreement; Amendments

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or proposal with respect to the subject matter hereof. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

14.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without giving effect to any conflict of laws or choice of laws, rules or principles thereof. To the extent that the applicable laws of the State of North Carolina, or any of the provisions of this Agreement, conflict with the applicable provisions of the 1933 Act, the 1933 Act shall control.

15.	Counterparts

This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original or facsimile signatures of each of the parties.

16.	Force Majeure

No breach of any obligation of a party to this Agreement (other than obligations to pay amounts owed) will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the control and without negligence of the party otherwise chargeable with breach or default, including without limitation: work action or strike; lockout or other labor dispute; flood; war; riot; theft; act of terrorism, pandemic, earthquake or natural disaster. Either party desiring to rely upon any of the foregoing as an excuse for default or breach will, when the cause arises, give to the other party prompt notice of the facts which constitute such cause; and, when the cause ceases to exist, give prompt notice thereof to the other party.

17.	Severability

Any provision of this Agreement that is determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. If a court of competent jurisdiction declares any provision of this Agreement to be invalid or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, or area of the provision, to delete specific words or phrases, or to replace the provision with a provision that is valid and enforceable and that comes closest to expressing the original intention of the parties, and this Agreement shall be enforceable as so modified.

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18.	Confidential Information

(a) The Distributor and the Trust (in such capacity, as applicable, the “Receiving Party”) acknowledge and agree to maintain the confidentiality of Confidential Information (as hereinafter defined) provided by the Distributor and the Trust (in such capacity, as applicable, the “Disclosing Party”) in connection with this Agreement. The Receiving Party shall not disclose or disseminate the Disclosing Party’s Confidential Information to any Person other than (a) those employees, agents, contractors, subcontractors and licensees of the Receiving Party, or (b) those employees, agents, contractors, subcontractors and licensees of any agent or affiliate, who have a need to know it in order to assist the Receiving Party in performing its obligations, or to permit the Receiving Party to exercise its rights under this Agreement. In addition, the Receiving Party (a) shall take all reasonable steps to prevent unauthorized access to the Disclosing Party’s Confidential Information, and (b) shall not use the Disclosing Party’s Confidential Information, or authorize other Persons to use the Disclosing Party’s Confidential Information, for any purposes other than in connection with performing its obligations or exercising its rights hereunder. As used herein, “reasonable steps” means steps that a party takes to protect its own, similarly confidential or proprietary information of a similar nature, which steps shall in no event be less than a reasonable standard of care.

(b) The term “Confidential Information,” as used herein, shall mean all business strategies, plans and procedures, proprietary information, methodologies, data and trade secrets, and other confidential information and materials (including, without limitation, any non-public personal information as defined in Regulation S-P) of the Disclosing Party, its affiliates, their respective clients or suppliers, or other Persons with whom they do business, that may be obtained by the Receiving Party from any source or that may be developed as a result of this Agreement.

(c) The provisions of this Section 18 respecting Confidential Information shall not apply to the extent, but only to the extent, that such Confidential Information: (a) is already known to the Receiving Party free of any restriction at the time it is obtained from the Disclosing Party, (b) is subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (c) is or becomes publicly available through no wrongful act of the Receiving Party or any third party; (d) is independently developed by or for the Receiving Party without reference to or use of any Confidential Information of the Disclosing Party; or (e) is required to be disclosed pursuant to an applicable law, rule, regulation, government requirement or court order, or the rules of any stock exchange (provided, however, that the Receiving Party shall advise the Disclosing Party of such required disclosure promptly upon learning thereof in order to afford the Disclosing Party a reasonable opportunity to contest, limit and/or assist the Receiving Party in crafting such disclosure).

(d) The Receiving Party shall advise its employees, agents, contractors, subcontractors and licensees, and shall require its agents and affiliates to advise their employees, agents, contractors, subcontractors and licensees, of the Receiving Party’s obligations of confidentiality and non-use under this Section 18, and shall be responsible for ensuring compliance by its and its affiliates’ employees, agents, contractors, subcontractors and licensees with such obligations. The Receiving Party shall promptly notify the Disclosing Party in writing upon learning of any unauthorized disclosure or use of the Disclosing Party’s Confidential Information by such persons.

(e) Upon the Disclosing Party’s written request following the termination of this Agreement, the Receiving Party promptly shall return to the Disclosing Party, or destroy, all Confidential Information of the Disclosing Party provided under or in connection with this Agreement, including all copies, portions and summaries thereof. Notwithstanding the foregoing sentence, (a) the Receiving Party may retain one copy of each item of the Disclosing Party’s Confidential Information for purposes of identifying and establishing its rights and obligations under this Agreement, for archival or audit purposes and/or to the extent required by applicable law, and (b) the Distributor shall have no obligation to return or destroy Confidential Information of the Trust that resides on save tapes or other electronic forms; provided, however, that in either case all such Confidential Information retained by the Receiving Party shall remain subject to the provisions of Section 18 for so long as it is so retained. If requested by the Disclosing Party, the Receiving Party shall certify in writing its compliance with the provisions of this paragraph.

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19.	Anti-Money Laundering

The Distributor represents that it has in place anti-money laundering procedures which comply with applicable law in jurisdictions in which Shares are distributed. The Distributor agrees to notify the Trust of any suspicious activity of which it becomes aware relating to transactions involving Shares. Upon reasonable request, the Distributor agrees to provide the Trust with documentation relating to its anti-money laundering policies and procedures.

20.	Use of Name

(a) The Trust shall not use the name of the Distributor, or any of its affiliates, in any prospectus or statement of additional information, sales literature, and other material relating to the Trust in any manner without the prior written consent of the Distributor (which shall not be unreasonably withheld); provided, however, that the Distributor hereby approves all lawful uses of the names of the Distributor and its affiliates in the prospectus and statement of additional information of the Trust and in all other materials which merely refer in accurate terms to their appointment hereunder or which are required by applicable law, regulations or otherwise by the SEC, FINRA, or any state securities authority.

(b) Neither the Distributor nor any of its affiliates shall use the name of the Trust in any publicly disseminated materials, including sales literature, in any manner without the prior written consent of the Trust (which shall not be unreasonably withheld); provided, however, that the Fund hereby approves all lawful uses of its name in any required regulatory filings of the Distributor which merely refer in accurate terms to the appointment of the Distributor hereunder, or which are required by applicable law, regulations or otherwise by the SEC, FINRA, or any state securities authority.

21.	Insurance

The Distributor agrees to maintain liability insurance coverage which is consistent with coverage customary in the industry for distribution activities similar to the distribution activities provided to the Trust hereunder. The Distributor shall notify the Trust upon receipt of any notice of material, adverse change in the terms or provisions of its insurance coverage that may materially and adversely affect the Trust’s rights hereunder. Such notification shall include the date of change and the reason or reasons therefore. The Distributor shall notify the Trust of any material claims against it, whether or not covered by insurance that may materially and adversely affect the Trust’s rights hereunder.

22.	Representations

(a) The Distributor represents and warrants that: (i) it is duly authorized and licensed under applicable law to carry out the services contemplated herein; (ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iii) its entering into this Agreement or providing the services contemplated hereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Distributor is a party or by which it is bound; and (iv) it is registered as a broker-dealer under the 1934 Act and a member of FINRA and agrees to abide by all of the rules and regulations of FINRA and will notify the Trust’s chief compliance officer and operator immediately in the event of its expulsion or suspension by FINRA. Expulsion of the Distributor by FINRA will automatically terminate this Agreement immediately without notice. Suspension of Distributor by FINRA will terminate this Agreement effective immediately upon written notice of termination to the Distributor from operator.

(b) The Trust represents and warrants that: (i) it is duly organized as a Delaware statutory trust and is and at all times will remain duly authorized to carry out its obligations as contemplated herein; (ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iii) its entering into this Agreement does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Trust is a party or by which it is bound; (iv) the registration statement and each Fund’s prospectus, and sales literature and advertisements approved by the adviser or other materials prepared by or on behalf of the Trust for the Distributor’s use (“Sales Literature and Advertisements”) have been prepared, and shall be prepared, in all material respects, in conformity with the 1933 Act and the rules and regulations of the Commission (the “Rules and Regulations”); and (vi) the registration statement and each Fund’s prospectus contain all material statements required to be stated therein in accordance with the 1933 Act and the Rules and Regulations; and (vii) all statements of fact contained therein, or in Sales Literature and Advertisements, are or will be true and correct in all material respects at the time indicated or the effective date, as the case may be, and any Fund’s prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading in light of the circumstances in which they are made. The Trust shall not file any amendment to the registration statement or Fund’s prospectus without giving the Distributor reasonable notice thereof in advance, provided that nothing in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to the registration statement or any Fund’s prospectus as the Trust may deem advisable, such right being in all respects absolute and unconditional. Notwithstanding the foregoing, the Trust shall not be deemed to make any representation or warranty as to any information or statement provided by the Distributor for inclusion in the registration statement or any Fund’s prospectus.

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IN WITNESS WHEREOF, the Trust and Distributor have each duly executed this Agreement, as of the day and year above written.

DYNAMIC SHARES TRUST	DYNAMIC SHARES LLC

By:	By:
Title:	Title:

CAPITAL INVESTMENT GROUP, INC.

By:
Title:

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SCHEDULE A

List of Funds

1.	Dynamic Short Short-Term Volatility Futures ETF

SCHEDULE B

List of Services

FINRA Review

●	Review and approve all Fund marketing materials (including website) for compliance with SEC & FINRA advertising rules

●	Conduct FINRA filing of materials (including website)

●	Respond to FINRA comments on marketing materials, as necessary

●	Provide the adviser with copy of its then-current documentation regarding SEC & FINRA marketing policies

Contract Management

●	Coordinate and execute sub-distribution agreements with broker/dealers and authorized participants on behalf of the Fund in accordance with the prospectus

●	Coordinate and execute operational agreements related to the services contemplated by this Agreement (networking agreements, NSCC redemption agreements, etc.)

●	Coordinate and execute on behalf of the Fund shareholder service and similar agreements to the extent permitted by applicable law, as contemplated by the Trust’s distribution and/or shareholder servicing plan and as may be agreed to by the Distributor and the Fund

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SCHEDULE C

Fee Schedule

Service Fees:

$5,000 per Fund, per year.

Out-of-Pocket Expenses:

The Sponsor (or the Fund, or Commodity Pool Operator, as applicable) shall pay all reasonable out-of-pocket expenses incurred by Distributor in connection with activities performed for the Fund hereunder including, without limitation:

●	typesetting, printing and distribution of prospectuses and shareholder reports
●	production, printing, distribution and placement of advertising and sales literature and materials
●	engagement of designers, free-lance writers and public relations firms
●	long-distance telephone lines, services and charges
●	postage
●	overnight delivery charges
●	FINRA and registration fees
●	marketing expenses
●	record retention fees
●	travel, lodging and meals
●	NSCC charges
●	Fund platform fees and service fees
●	website monitoring review

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